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                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen S. Tang and Norman R. Harpster, Jr., or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign one or more registration statements with respect to the resale of shares of common stock of this corporation underlying the Exchange Debentures of this corporation, under the terms set forth in the registration statement(s) and any and all amendments (including post-effective amendments and amendments pursuant to Rule 462 under the Securities Act) to such registration statement(s), and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         SIGNATURE                   TITLE                 DATE
         ---------                   -----                 ----


/s/ G. Chris Andersen
---------------------------------   Director         December 5, 2002
G. Chris Andersen


/s/ Kenneth R. Baker
---------------------------------   Director         December 5, 2002
Kenneth R. Baker


/s/ Alexander MacLachlan
---------------------------------   Director         December 5, 2002
Alexander MacLachlan


/s/ Zoltan Merszei
---------------------------------   Director         December 5, 2002
Zoltan Merszei


/s/ H. David Ramm
---------------------------------   Director         December 5, 2002
H. David Ramm


/s/ James L. Rawlings
---------------------------------   Director         December 5, 2002
James L. Rawlings